Exhibit No. 8
Form 10KSB
SPM Group, Inc.

                          FIRST AMENDMENT
                              TO THE
                              BY-LAWS
                                OF
                         S P M GROUP, INC.

                            ARTICLE II

                      Shareholder's Meetings

     1. Annual Meeting. The annual meeting of shareholders will be held in each year on the FIRST WEDNESDAY OF MAY. If the day so fixed for such annual meeting be a legal holiday, then such meeting will be held on the next succeeding business day.

                            ARTICLE III

                        Board of Directors

      2. Organization Meetings. After each annual election of directors, the Board of Directors will meet for the purpose of organization, the election of officers, and the transaction of any other business. SUCH MEETING SHALL BE HELD WITHOUT NOTICE AT THE PLACE OF THE ANNUAL MEETING OF THE SHAREHOLDERS IMMEDIATELY FOLLOWING THE SHAREHOLDERS' MEETING.

     10. NOMINATING COMMITTEE. THE BOARD OF DIRECTORS MAY APPOINT A NOMINATING COMMITTEE IN ADVANCE OF THE ANNUAL MEETING OF THE
SHAREHOLDERS, WHICH COMMITTEE WILL REPORT TO SUCH ANNUAL MEETING OF THE SHAREHOLDERS. THE NOMINATING COMMITTEE'S REPORT IS TO INCLUDE A RECOMMENDATION OF THE NUMBER OF DIRECTORS TO BE ELECTED AT THAT MEETING AND A SLATE OF CANDIDATES FOR SUCH POSITIONS. THE RECOMMENDATION OF SUCH COMMITTEE REGARDING THE NUMBER OF DIRECTORS TO BE ELECTED WILL BE DEEMED ADOPTED BY THE SHAREHOLDERS UNLESS A MOTION TO THE CONTRARY BE DULY MADE, SECONDED, AND ADOPTED BY THE SHAREHOLDERS. THE REPORT OF THE COMMITTEE WILL BE DEEMED TO BE A PROPER PLACING IN NOMINATION OF EACH PERSON NAMED IN THE SLATE OF CANDIDATES PROPOSED; AND NO FURTHER ACTION TO NOMINATE ANY PERSON NAMED IN THAT SLATE WILL BE NECESSARY.

                            CERTIFICATE

     The undersigned hereby certifies that he is the duly elected, qualified, acting, and hereunto authorized Secretary of the aforesaid Corporation and that the foregoing and annexed first
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amendment to the By-laws constitutes a true and complete  copy  of the said amendments of the By-laws of said Corporation as adopted by Consent on 30 May 1979 and presently in full force and effect.

      Except as specifically amended by the foregoing, the By-laws adopted by resolution on 24 April 1978 are presently in full force and effect.

       IN   WITNESS  WHEREOF,  the  undersigned  has  signed  this
Certificate and affixed hereto the seal of the said Corporation.

     Date:     30 May 1979

                                   /s/ Peter A. Pfister, Secretary

S E A L

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